                                CREDIT AGREEMENT


                                      AMONG

                              GENZYME CORPORATION,

                     THE SUBSIDIARY GUARANTORS PARTY HERETO,

                            THE LENDERS PARTY HERETO,

                              FLEET NATIONAL BANK,
                             AS ADMINISTRATIVE AGENT

                                       AND

                       THE FIRST NATIONAL BANK OF BOSTON,
                             AS DOCUMENTATION AGENT




                            DATED: NOVEMBER 14, 1996

                                TABLE OF CONTENTS
                                -----------------


SECTION 1. DEFINITIONS AND ACCOUNTING MATTERS ..........................    1

   1.1 Certain Defined Terms ...........................................    1
   1.2 Accounting Terms and Determinations .............................   14
   1.3 Types of Loans ..................................................   15

SECTION 2. COMMITMENTS, LOANS, NOTES AND PREPAYMENTS ...................   15

   2.1 Revolving Credit Loans ..........................................   15
   2.2 Borrowings of Revolving Credit Loans ............................   15
   2.3 Changes of Commitments ..........................................   15
   2.4 Commitment Fee ..................................................   16
   2.5 Lending Offices .................................................   16
   2.6 Several Obligations; Remedies Independent .......................   16
   2.7 Notes ...........................................................   16
   2.8 Optional Prepayments and Conversions or Continuations of Loans ..   17
   2.9 Extension to Revolving Credit Commitment Termination Date .......   17

SECTION 3. PAYMENTS OF PRINCIPAL AND INTEREST ..........................   18

   3.1 Repayment of Loans ..............................................   18
   3.2 Interest ........................................................   18

SECTION 4. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC. ............   19

   4.1 Payments ........................................................   19
   4.2 Pro Rata Treatment ..............................................   19
   4.3 Computations ....................................................   20
   4.4 Minimum Amounts .................................................   20
   4.5 Certain Notices .................................................   20
   4.6 Non-Receipt of Funds by the Administrative Agent ................   21
   4.7 Sharing of Payments, Etc. .......................................   22

SECTION 5. YIELD PROTECTION, ETC. ......................................   23

   5.1 Additional Costs ................................................   23
   5.2 Limitation on Types of Loans ....................................   25
   5.3 Illegality ......................................................   26
   5.4 Treatment of Affected Loans .....................................   26
   5.5 Compensation ....................................................   26

SECTION 6. GUARANTEE ...................................................   27

   6.1 Guarantee .......................................................   27
   6.2 Obligations Unconditional .......................................   28
   6.3 Reinstatement ...................................................   28
   6.4 Subrogation .....................................................   29
   6.5 Remedies ........................................................   29
   6.6 Continuing Guarantee ............................................   29

   6.7 Rights of Contribution ..........................................   29
   6.8 Limitation on Guarantee Obligations .............................   30

SECTION 7. CONDITIONS PRECEDENT ........................................   30

   7.1 Initial Loan ....................................................   30
   7.2 Initial and Subsequent Extensions of Credit .....................   32

SECTION 8. REPRESENTATIONS AND WARRANTIES ..............................   32

   8.1 Existence .......................................................   32
   8.2 Financial Condition .............................................   33
   8.3 Litigation ......................................................   33
   8.4 No Breach .......................................................   33
   8.5 Action ..........................................................   34
   8.6 Approvals .......................................................   34
   8.7 Use of Credit ...................................................   34
   8.8 ERISA ...........................................................   34
   8.9 Taxes ...........................................................   34
   8.10 Investment Company Act .........................................   35
   8.11 Public Utility Holding Company Act .............................   35
   8.12 Borrowing Agreements and Liens .................................   35
   8.13 Compliance with Laws Including Environmental and Safety
        Matters ........................................................   35
   8.14 Subsidiaries, Etc. .............................................   36
   8.15 Title to Assets; Etc. ..........................................   36
   8.16 Intellectual Property Rights ...................................   36
   8.17 True and Complete Disclosure ...................................   36

SECTION 9. COVENANTS OF THE COMPANY ....................................   37

   9.1 Financial Statements Etc. .......................................   37
   9.2 Litigation ......................................................   38
   9.3 Existence, Etc. .................................................   38
   9.4 Insurance .......................................................   39
   9.5 Prohibition of Fundamental Changes ..............................   40
   9.6 Limitation on Liens .............................................   41
   9.7 Indebtedness ....................................................   42
   9.8 Investments .....................................................   43
   9.9 Financial Covenants .............................................   43
   9.10 Lines of Business ..............................................   44
   9.11 Use of Proceeds ................................................   45
   9.12 Certain Obligations Respecting Subsidiaries ....................   45
   9.13 Additional Subsidiary Guarantors ...............................   46

SECTION 10. EVENTS OF DEFAULT ..........................................   46

SECTION 11. THE AGENTS .................................................   48

   11.1 Appointment, Powers and Immunities .............................   48
   11.2 Reliance by Agents .............................................   49

   11.3 Defaults .......................................................   50
   11.4 Rights as a Lender .............................................   50
   11.5 Indemnification ................................................   50
   11.6 Non-Reliance on Agents and Other Lenders .......................   50
   11.7 Failure to Act .................................................   51
   11.8 Resignation or Removal of Agents ...............................   51
   11.9 Consents under Other Loan Documents ............................   51

SECTION 12. MISCELLANEOUS ..............................................   52

   12.1  Waiver ........................................................   52
   12.2  Notices .......................................................   52
   12.3  Expenses, Etc. ................................................   52
   12.4  Indemnification ...............................................   53
   12.5  Amendments, Etc. ..............................................   53
   12.6  Successors and Assigns ........................................   54
   12.7  Assignments and Participations ................................   54
   12.8  Survival ......................................................   56
   12.9  Captions ......................................................   56
   12.10 Counterparts ..................................................   56
   12.11 Governing Law; Submission to Jurisdiction .....................   56
   12.12 Waiver of Jury Trial ..........................................   56
   12.13 Confidentiality ...............................................   57

Schedules:

 Schedule 7.1    Indebtedness to be paid at closing

 Schedule 8.3    Litigation

 Schedule 8.12A  Credit Agreements, Indentures, Guarantees, Letters of Credit,
                 Etc.

 Schedule 8.12B  Liens Securing Indebtedness

 Schedule 8.14   Subsidiaries


Exhibits:

 Exhibit A       Form of Revolving Credit Note

 Exhibit B       Form of Legal Opinion

 Exhibit C       Form of Compliance Certificate

 Exhibit D       Form of Joinder Agreement

 Exhibit E       Form of Notice of Assignment

 Exhibit F       Form of Pledge Agreement

                                CREDIT AGREEMENT

      CREDIT AGREEMENT ("Agreement" or "Credit Agreement") dated as of November 14, 1996 among and between:

      GENZYME CORPORATION, a corporation duly organized and validly existing under the laws of The Commonwealth of Massachusetts (together with its permitted successors and assigns, the "Company");

      Each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto or that may hereafter become a "SUBSIDIARY GUARANTOR" pursuant to Section 9.13 hereof (together with its permitted successors and assigns, individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "Subsidiary Guarantors" and, together with the Company, the "OBLIGORS");

      Each of the lenders identified under the caption "LENDERS" on the signature pages hereto or that may hereafter become a "Lender" pursuant to
Section 12.7(b) hereof (together with its successors and permitted assigns, individually, a "Lender" and, collectively, the "LENDERS");

      FLEET NATIONAL BANK ("FLEET") as administrative agent for the Lenders (in such capacity, together with the successors in such capacity, the "ADMINISTRATIVE AGENT");

      THE FIRST NATIONAL BANK OF BOSTON ("BANKBOSTON") as documentation agent for the Lenders (in such capacity, together with the successors in such capacity, the "Documentation Agent" and together with the Administrative Agent, the "AGENT" or "AGENTS");

      The Company has requested that the Lenders extend credit to the Company in an aggregate principal or stated amount not exceeding $225,000,000; and

      To induce the Lenders to extend such credit, the Obligors, the Lenders and the Agents propose to enter into this Agreement pursuant to which, INTER ALIA,
(1) the Lenders will make loans to the Company and (2) each Subsidiary Guarantor will guarantee the credit so extended to the Company. Each of the Obligors expects to derive benefit, directly or indirectly, from the credit so extended to the Company, both in its separate capacity and as a member of the integrated group, since the successful operation of each of the Obligors is dependent on the continued successful performance of the functions of the integrated group as a whole.

      Accordingly, the parties hereto agree as follows:

Section 1. Definitions and Accounting Matters
           ----------------------------------

      1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa).

      "Accounts Receivable" shall mean, on any date, the net amount of accounts receivable of Company and its Consolidated Subsidiaries, excluding any such accounts which are more than

120 days old, after deducting all returns, discounts and allowances thereon and reserves relating thereto, determined in accordance with GAAP.

      "ADJUSTED LIBO RATE" shall mean, for any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the rate of interest specified in the definition of "LIBO Rate" in this Section 1.1 for the Interest Period for such Loan divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

      "ADMINISTRATIVE AGENT" shall have the meaning given such term in the preamble hereto, as it may be amended, modified, or changed from time to time.

      "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or that, in any event, any Person that owns directly or indirectly securities having 33% or more of the voting power for the election of directors or other governing body of a corporation or 33% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation, partnership or other Person. Notwithstanding the foregoing, (a) the Company and its Subsidiaries shall not be Affiliates of each other and (b) neither any Agent nor any Lender shall be an Affiliate of the Company or any of its Subsidiaries.

      "AGENTS" shall have the meaning given in the preamble hereto, as it may be amended, modified or changed from time to time.

      "APPLICABLE COMMITMENT FEE RATE" shall mean, for any period set forth below, the percentage set forth below opposite such period under the caption "APPLICABLE COMMITMENT FEE RATE", and "APPLICABLE MARGIN" shall mean, for any period set forth below for either Type of Loan set forth below, the percentage set forth below opposite such period under the caption "APPLICABLE MARGIN" and under the caption for such Type of Loan:


----------------------------------------------------------------------------
                                                   Applicable Margin
============================================================================
                     Applicable
Period               Commitment Fee Rate    Prime Rate Loans    LIBOR Loans
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Level I Period       0.150%                     0.000%              0.375%
----------------------------------------------------------------------------
Level II Period      0.200%                     0.000%              0.500%
----------------------------------------------------------------------------
Level III Period     0.250%                     0.000%              0.625%
----------------------------------------------------------------------------
Level IV Period      0.375%                     0.000%              0.875%
----------------------------------------------------------------------------


      "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

      "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

      "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

      "BUSINESS DAY" shall mean (a) any day on which commercial banks are not authorized or required to close in Boston, Massachusetts and (b) if such day relates to the giving of notices or quotes in connection with a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, then any day referred to in clause (a) that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

      "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

      "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "CASH EQUIVALENTS" shall mean any interest bearing investment of Company and its Wholly Owned Subsidiaries which meets the definition of a "cash equivalent" under GAAP (i.e., purchased with a remaining maturity of 90 days or less). Such investments shall be at least investment grade (A1/P1 for commercial paper, BBB or better for bonds and similar investments).

      "CLOSING DATE" the date upon which the initial Loans hereunder are made.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "COMMITMENTS" shall mean the Revolving Credit Commitments.

      "COMPANY" shall have the meaning given in the preamble, and its successors and permitted assigns hereunder.

      "COMPLIANCE CERTIFICATE" shall mean the compliance certificate provided for under Section 9.1(c)(ii) in substantially the form of Exhibit C.

      "CONSOLIDATED" shall mean, when used with reference to any term, that term (or the term "combined" in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of Company (or any other specified Person) and all of its Subsidiaries (or other specified Persons) or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries, if required by GAAP.

      "CONSOLIDATED EBITDA" shall mean, for any period, the sum, for the Company, of the following: (a) Consolidated Operating Income for such period PLUS (b) depreciation and amortization, but only to the extent deducted in determining Consolidated Operating Income for such period.

      "CONSOLIDATED DEBT COVERAGE RATIO" shall mean, at any date, the ratio, for the Company and its Consolidated Subsidiaries, of (a) the sum of (i) Unrestricted Cash on such date plus (ii) Marketable Investments on such date to
(b) Consolidated Funded Debt on such date.

      "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, for any period, the ratio of (a) the sum of (i) Consolidated EBITDA for such period LESS (ii) the aggregate amount of Capital Expenditures made during such period LESS (iii) the amount of the taxes paid during such period less (iv) the aggregate amount of all Dividend Payments made during such period to (b) all Interest expense for such period.

      "CONSOLIDATED FUNDED DEBT" shall mean, at any time, the outstanding balance of all Indebtedness in respect of borrowed money, Capital Lease Obligations, letters of credit and trade acceptances for the Company and its Consolidated Subsidiaries.

      "CONSOLIDATED NET INCOME" shall mean, for any period, net income (or loss) for the Company and its Consolidated Subsidiaries (determined in accordance with GAAP), PROVIDED, HOWEVER, that Consolidated Net Income shall not include amounts included in computing net income (or loss) in respect of (a) the write-up of assets (other than Marketable Investments) after December 31, 1995 and (b) extraordinary and non-recurring gains or losses.

      "CONSOLIDATED NET WORTH" shall mean, as at any date, the shareholder's equity of the Company and its Consolidated Subsidiaries.

      "CONSOLIDATED OPERATING INCOME" shall mean, for any period, the Consolidated Net Income of the Company for such period, provided, however, that, to the extent the following items have been included in determining Consolidated Net Income, they shall NOT be considered in computing Consolidated Operating
Income: provision for income taxes, interest expense, equity in the operating results of unconsolidated Subsidiaries and non-operating, non-cash items including, but not limited to, write-off of acquired technology or acquired, in-process research and development which, in accordance with GAAP, must be charged to income. Furthermore, all charges arising from the acquisition of Neozyme II Corporation and/or Deknatel Snowden Pencer, Inc. which are included in the determination of Consolidated Net Income for any period shall be excluded from the computation of Consolidated Operating Income whether such charges be of a cash or non-cash nature.

      "CONSOLIDATED QUICK RATIO" shall mean, at any date, the ratio, for the Company and its Consolidated Subsidiaries, of (a) the sum of (i) Unrestricted Cash on such date plus (ii) Marketable Investments on such date plus (iii) Accounts Receivable on such date to (b) the sum of (i) Current Liabilities on such date plus (ii) $50,000,000.

      "CONSOLIDATED TANGIBLE NET WORTH" shall mean, as at any date, for the Company and its Consolidated Subsidiaries, the Consolidated Net Worth of the Company and its Consolidated Subsidiaries less all intangible assets of the Company and its Consolidated Subsidiaries.

      "CONSOLIDATED TOTAL LIABILITIES" shall mean, as at any date, the sum, for the Company and its Consolidated Subsidiaries, of all Indebtedness and other liabilities, in each case, that should be classified as liabilities on a balance sheet, including, without limitation, all reserves and all deferred taxes and other deferred items.

      "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.8 hereof of a LIBOR Loan from one Interest Period to the next Interest Period.

      "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.8 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion, but subject to Section 5.1(d) hereof) of a Loan from one Applicable Lending Office to another.

      "CURRENT LIABILITIES" shall mean any liability that in accordance with GAAP would be classified as such.

      "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

      "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of, or any partnership or other equity interest issued by, the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

      "DOLLARS" and "$" shall mean lawful money of the United States of America.

      "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to the environment.

      "ENVIRONMENTAL LAWS" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or toxic or hazardous substances or wastes.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which the Company is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

      "EVENT OF DEFAULT" shall have the meaning assigned to such term in Section 10 hereof.

      "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Fleet on such Business Day on such transactions as determined by the Administrative Agent.

      "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 1.2(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

      "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

      "GUARANTEED OBLIGATIONS" shall have the meaning assigned to such term in
Section 6.1 hereof.

      "HAZARDOUS MATERIAL" shall mean, collectively, (a) any petroleum or petroleum products, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's") in concentrations that are regulated under the Toxic Substances Control Act, as amended, or any other Environmental Law,
(b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

      "INDEBTEDNESS" shall mean, for the Company and its Consolidated
Subsidiaries: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of

Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 120 days of the date the respective goods or services are delivered or rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person;
(d) obligations of such Person, contingent or otherwise, in respect of letters of credit, bankers' acceptances or similar instruments issued or accepted by banks and other financial institutions for account of such person; (e) Capital Lease Obligations of such Person; and (f) Guarantees by such Person of Indebtedness of others.

      "INTELLECTUAL PROPERTY" shall mean "Intellectual Property," as defined in
Section 101(60) of the Bankruptcy Code, now or hereafter owned by Company or any of its Subsidiaries, together with all of the following property now or hereafter owned by Company or any of its Subsidiaries: all domestic and foreign patents and patent applications; inventions, discoveries and improvements, whether or not patentable; trademarks, trademark applications and registrations; service marks, service mark applications and registrations; copyrights, copyright applications and registrations; all licenses therefor; trade secrets and all other proprietary information.

      "INTEREST" shall mean, for any period, the sum, for the Company and its Consolidated Subsidiaries, of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period); and (b) all other amounts that would be accrued or capitalized during such period as "interest expense" in accordance with GAAP.

      "INTEREST PERIOD" shall mean: with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted from a Loan of another Type or the day after the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.5 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; PROVIDED, THAT, notwithstanding the foregoing:

            (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall not be available hereunder;

            (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

            (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available as a LIBOR Loan hereunder for such period.

      "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business so long as such advance, loan or extension of credit is made on terms (including as to maturity) consistent with those terms offered by the Company on the date hereof; and (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

      "LEVEL I PERIOD" shall mean any period (a) from and including the Business Day immediately following the Business Day on which a senior financial officer of the Company shall have delivered to the Administrative Agent a Compliance Certificate, together with the related financial statements referred to in
Section 9.1 hereof, demonstrating in reasonable detail that the Consolidated Debt Coverage Ratio, as of the last day of the fiscal quarter of the Company most recently ended, is greater than or equal to 2.0 to 1.0 or that the Consolidated Fixed Charge Coverage Ratio for such period was greater than 5.5 to 1.0, to but excluding the next succeeding Reporting Date and (b) during which no Event of Default shall have occurred and be continuing.

      "LEVEL II PERIOD" shall mean any period, other than a Level I Period, (a) from and including the Business Day immediately following the Business Day on which a senior financial officer of the Company shall have delivered to the Administrative Agent a Compliance Certificate, together with the related financial statements referred to in Section 9.1 hereof, demonstrating in reasonable detail that the Consolidated Debt Coverage Ratio, as of the last day of the fiscal quarter of the Company most recently ended, is less than to 2.0 to
1.0 and greater than or equal to 1.0 to 1.0 or that the Consolidated Fixed Charge Coverage Ratio for such period was greater than or equal to 4.5 to 1.0 and less than or equal to 5.5 to 1.0, to but excluding the next succeeding Reporting Date and (b) during which no Event of Default shall have occurred and be continuing.

      "LEVEL III PERIOD" shall mean any period, other than a Level I Period or Level II Period, (a) from and including the Business Day immediately following the Business Day on which a senior financial officer of the Company shall have delivered to the Administrative Agent a Compliance Certificate, together with the related financial statements referred to in Section 9.1 hereof, demonstrating in reasonable detail that the Consolidated Debt Coverage Ratio, as of the last day of the fiscal quarter of the Company most recently ended, is less than to 1.0 to 1.0 and that the Consolidated Fixed Charge Coverage Ratio for such period was greater than or equal to 3.5 to 1.0 and less than 4.5 to 1.0, to but excluding the next succeeding Reporting Date and (b) during which no Event of Default shall have occurred and be continuing.

      "LEVEL IV PERIOD" shall mean any period, other than a Level I Period, Level II Period or Level III Period.

      "LIBO RATE" shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the simple average (rounded upwards, if necessary, to the nearest 1/32 of 1%), as determined by the Administrative Agent, of the rates per annum quoted to Fleet at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by the Lenders for such Interest Period.

      "LIBOR LOANS" shall mean loans bearing interest at the rate determined under Section 3.2(b).

      "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

      "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Pledge Agreement and all other agreements, instruments and documents entered into pursuant hereto or thereto as such may be amended, modified or changed from time to time.

      "LOANS" shall mean Prime Rate Loans and LIBOR Loans.

      "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulations U and X.

      "MARKETABLE INVESTMENTS" shall mean any interest-bearing debt obligations owned by Company and its Wholly-Owned Subsidiaries (excluding directors' qualifying shares and items included as Cash Equivalents) which meet the definition of marketable securities under GAAP. Such amounts shall exclude common or preferred stock. Such securities shall include obligations issued by the U.S. Treasury and other agencies of the U.S. government, corporate bonds, bank notes, mortgage and asset backed securities, finance company securities and auction rate preferred stocks. Such securities shall be rated investment grade (BBB or better for bonds or similar securities, A1/P1 for commercial paper and notes) and shall otherwise be reasonably liquid investments.

      "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, operations or financial condition or material Property of the Company and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Lenders and the Agents thereunder or (c) the ability of the Obligors to perform their obligations hereunder including the timely payment of the principal of or interest on the Loans or other amounts in connection therewith.

      "MATERIAL SUBSIDIARY" shall mean any Subsidiary of the Company, the value of the assets of which exceeds five percent (5%) of the consolidated assets of the Company and its Subsidiaries, taken as a whole, and, for the purposes of Sections 6 and 9.13 hereof means such a Subsidiary of the Company that is organized under the laws of the United States, provided that Genzyme Securities Corporation shall not be deemed to be a Material Subsidiary for purposes of Sections 6 and 9.13 hereof.

      "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

      "NET EQUITY PROCEEDS" shall mean the aggregate amount of all cash payments and the fair market value of any non-cash consideration received by the Company and its Subsidiaries directly or indirectly in connection with any Investment in the Company or any Subsidiary; PROVIDED that Net Equity Proceeds shall be net of the amount of any legal expenses, commissions other fees and expenses paid by the Company and its Subsidiaries to any non-Affiliated Person in connection with such Investment.

      "NOTES" shall mean the Revolving Credit Notes.

      "OBLIGATIONS" shall mean any and all of the Revolving Credit Loans, including any principal, interest, charges, fees, costs and expenses (including interest arising after the filing of any bankruptcy petition and notwithstanding any law to the contrary) and all other obligations liabilities and indebtedness of the Company or any Obligor of any kind, nature or description arising under this Agreement, the Notes or any other Loan Documents.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

      "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

      "PLEDGE AGREEMENT" shall mean the Pledge Agreement provided under Section 7.1(f) as the same such shall be modified, amended and supplemented from time to time.

      "POST-DEFAULT RATE" shall mean a rate per annum equal to 4% PLUS the interest rate for a Loan as provided in one of the lettered paragraphs of
Section 3.2 for a Level IV Period.

      "PRIME RATE" shall mean for any day the rate equal to the higher from time to time of (A) the rate of interest announced by Fleet at the Principal Office from time to time as its prime rate; and (B) a rate equal to 1/2 of 1% per annum above the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined on any day by Fleet.

      "PRIME RATE LOANS" shall mean loans bearing interest at the rate determined under Section 3.2(a).

      "PRINCIPAL OFFICE" shall mean the principal office of Fleet, located on the date hereof at 75 State Street, Boston, Massachusetts 02109.

      "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

      "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December of each year, the first of which shall be the first such day after the date hereof.

      "REGULATIONS A, D, U AND X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

      "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

      "REPLACEMENT LENDERS" shall mean any Lender acceptable to the Administrative Agent that becomes a Lender pursuant to the Company's right to replace Lenders under Section 2.9.

      "REPORTING DATE" shall mean the first to occur of (i) the Business Day following the Business Day that the Administrative Agent receives a Compliance Certificate of the Company providing the information required to determine whether a period is a Level I Period, Level II Period, Level III Period or Level IV Period and (ii) the first Business Day after the date on which the quarterly or annual financial statement and Compliance Certificate is required to be delivered to the Lenders pursuant to Section 9.1(a) or (b) and (c).

      "REQUIRED LENDERS" shall mean Lenders having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 51% of the aggregate unpaid principal amount of the Loans.

      "RESERVE REQUIREMENT" shall mean, for any Interest Period for a LIBOR Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBOR Loan is to be determined or (ii) any category of extensions of credit or other assets that includes LIBOR Loans.

      "REVOLVING CREDIT COMMITMENT" shall mean, for each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding
(a) in the case of any such Lender originally party hereto, the sum of (i) the amount set opposite the name of such Lender on the signature pages hereto under the caption "Revolving Credit Commitment" plus (ii) the aggregate amount of Revolving Credit Commitments acquired by such Lender from other Lenders pursuant to Section 12.7(b) hereof minus (iii) the aggregate amount of Revolving Credit Commitments transferred by such Lender to one or more other Lenders pursuant to
Section 12.7(b) hereof and (b) in the case of any such Lender that was not originally party hereto, (i) the aggregate amount of Revolving Credit Commitments acquired by such Lender from other Lenders pursuant to Section 12.7(b) hereof minus (ii) the aggregate amount of Revolving Credit Commitments transferred by such Lender to one or more other Lenders pursuant to Section 12.7(b) hereof, in each case, as such obligation may be reduced from time to time pursuant to Section 2.3 hereof.

      "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

      "REVOLVING CREDIT COMMITMENT TERMINATION DATE" shall be November 15, 1999, which date is subject to extension as provided in Section 2.9.

      "REVOLVING CREDIT LENDERS" shall mean the Lenders from time to time holding Revolving Credit Loans and/or Revolving Credit Commitments.

      "REVOLVING CREDIT LOANS" shall mean the loans provided for in Section 2.1 hereof, which may be Prime Rate Loans and/or LIBOR Loans.

      "REVOLVING CREDIT NOTES" shall mean the promissory notes provided for by
Section 2.7(a) hereof and all promissory notes delivered in substitution or exchange for any thereof, in each case as the same shall be modified and supplemented and in effect from time to time.

      "SUBORDINATED DEBT" shall mean Indebtedness of Company and its Subsidiaries that by its terms is fully subordinated to the payment and enforcement of the Loans in a manner satisfactory to the Required Lenders.

      "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency), or of which at least a majority of the limited partnership interests or other similar ownership interests issued by any limited partnership or other similar entity, is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

      "TAXES" shall mean any present or future tax (including, without limitation, any income, documentary, sales, stamp, registration, property or excise tax), assessment or other charge, levy, impost, fee, compulsory loan, charge or withholding.

      "TYPE" shall have the meaning given such term in Section 1.3 hereof.

      "UNRESTRICTED CASH" shall mean cash and Cash Equivalents of the Company and its Wholly Owned Subsidiaries that are readily available to Company and not subject to any limitation or restriction on their use by the Company.

      "U.S. PERSON" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

      "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity to which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares or, in the case of a limited partnership, not more than 1% of the aggregate partnership interests issued by such limited partnership) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     1.2O Accounting Terms and Determinations.
          -----------------------------------

            (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first annual or quarterly financial statements under Section 9.1 hereof, shall mean the audited financial statements as at December 31, 1995 referred to in Section 8.2 hereof).

            (b) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change its fiscal year.

      1.3 TYPES OF LOANS Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Prime Rate Loan or a LIBOR Loan.

Section 2.  Commitments, Loans, Notes and Prepayments.
            -----------------------------------------

      2.1O REVOLVING CREDIT LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time (such Loans being herein called "REVOLVING CREDIT LOANS"); PROVIDED THAT in no event shall the Revolving Credit Loans at any time outstanding exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Prime Rate Loans and LIBOR Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section
2.8 hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.8 hereof); and PROVIDED FURTHER that no more than five separate Interest Periods in respect of LIBOR Loans may be outstanding at any one time.

      2.2. BORROWINGS OF REVOLVING CREDIT LOANS. The Company shall give the Administrative Agent notice of each borrowing hereunder as provided in
Section 4.5 hereof. Not later than 1:00 p.m. Boston, Massachusetts time on the date specified for each borrowing of Revolving Credit Loans hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at account number 1510351 maintained by the Administrative Agent with Fleet at the Principal Office, in immediately available funds, for the account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Fleet at the Principal Office designated for the Company.

     2.3. Changes of Commitments.
          ----------------------

            (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date.

            (b) The Company shall have the right at any time or from time to time to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose the Revolving Credit Commitments shall be deemed to be utilized by the amount of the Revolving Credit Loans); PROVIDED that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.5 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 (or any integral multiple of $1,000,000 in excess thereof).

            (c) The Commitments once terminated or reduced may not be reinstated.

      2.4. COMMITMENT FEE. The Company shall pay to the Administrative
Agent for the account of each Lender a commitment fee on the daily average unused amount of such Lender's Commitment, for the period from and including the date hereof to but not including the date such Commitment is terminated or expires, at a rate per annum equal to the Applicable Commitment Fee Rate. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the date the Revolving Credit Commitments are terminated or expire. Notwithstanding the foregoing, on any day during the period prior to the Reporting Date occurring in March, 1997, the Applicable Commitment Fee Rate shall be the percentage set forth in the definition of Applicable Commitment Fee Rate opposite the designation "Level II Period".

      2.5 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

     2.6. SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any
Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor any Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.6 hereof) no Lender shall have any obligation to any Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Note to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or any Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

     2.7. Notes.
          -----

            (a) The Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed.

            (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; PROVIDED that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

            (c) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Note pursuant to Section 12.7 hereof (and, if requested by any Lender, the Company agrees to so exchange any Note).

      2.8. OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS. Subject to Section 4.4 hereof, the Company shall have the right to prepay Loans or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, PROVIDED that:

            (a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.5 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and

            (b) any prepayment or Conversion of LIBOR Loans on any day other than the last day of an Interest Period for such Loans shall be subject to the payment of any compensation payable pursuant to Section 5.5 hereof.

Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Required Lenders shall) suspend the right of the Company to Convert any Loan into a LIBOR Loan, or to make or Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or made or Continued, as the case may be, as Prime Rate Loans.

     2.9. EXTENSION TO REVOLVING CREDIT COMMITMENT TERMINATION DATE. The
Company may by notice to the Lenders given at least ninety (90) days prior to the first and second anniversary of the Closing Date, request that the Revolving Credit Commitment Termination Date be extended by one year for each such request, for total extensions not to exceed two years. The Revolving Credit Commitment of any Lender that declines to accept such a request for an extension or does not respond within the forty-five (45) days after the date of such request will terminate on the Revolving Credit Commitment Termination Date as then in effect (without regard to any extensions granted by the other Lenders). The Company may substitute a Replacement Lender for any such Lender that so declines the Company's extension request; PROVIDED that prior to contacting any potential Replacement Lender, the Company shall notify the Lenders that have agreed to the requested extension which notification shall state the amount of available Commitments and any extending Lender shall have the right, exercised by notice to the Company within fifteen (15) days after such notification by the Company, to increase its Revolving Credit Commitment, up to an aggregate amount equal to the available Commitments provided that if more than one extending Lender exercises such right, the available Commitments shall be allocated among such extending Lenders in such manner as the Administrative Agent and Company shall determine. No extension shall be granted unless Commitments from the extending Lenders and Replacement Lenders, if any, equal the aggregate Commitments requested by the Company (which shall be in an aggregate amount not less than $175,000,000, or, if prior to the request for any such extension, the aggregate Commitments have been reduced to less than $175,000,000 pursuant to the exercise of the Company's rights in
Section 2.3 hereof, such lesser amount), are given within the foregoing period and the Company may, at any time during such period, terminate its request for an extension by notice to the Lenders and Administrative Agent.

Section 3. Payments of Principal and Interest.
           ----------------------------------

      3.1. REPAYMENT OF LOANS. The Company hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.

      3.2. INTEREST. The Company hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Revolving Credit Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Revolving Credit Loan shall be paid in full, at the following rates per annum:

            (a) if such Loan is outstanding as a Prime Rate Loan, the Prime Rate (as in effect from time to time) PLUS the Applicable Margin; and

            (b) if such Loan is outstanding as a LIBOR Loan, for each Interest Period relating thereto, the Adjusted LIBO Rate for such Loan for such Interest Period PLUS the Applicable Margin.

      Notwithstanding the foregoing, on any day during the period prior to the Reporting Date occurring in March, 1997, the Applicable Margin shall mean the respective percentages set forth in the definition of "Applicable Margin" opposite the designation "Level II Period".

      During any period when an Event of Default shall have occurred and be continuing and upon notice from the Administrative Agent of an election to charge interest at the applicable Post-Default Rate, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on (i) each Loan and (ii) any amount owing hereunder (other than overdue principal of a Loan) that is not paid when due (whether at stated maturity, by acceleration, by mandatory or voluntary prepayment or otherwise).

      Accrued interest on each Loan shall be payable in arrears (i) in the case of a Prime Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

Section 4.     Payments; Pro Rata Treatment; Computations; Etc.
               -----------------------------------------------

     4.1. Payments.
          --------

            (a) Except to the extent otherwise provided in this Agreement, all payments of principal, interest, and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number 58386988 maintained by the Company with Fleet at the Principal Office, not later than 1:00 p.m. Boston, Massachusetts time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Obligors authorize the Administrative Agent to debit such account for all such payments.

            (b) If any such payment owing to any Lender is not made when due (beyond any applicable grace period), such Lender may (but shall not be obligated to) debit the amount of any such payment to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Administrative Agent).

            (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, subject to Section 4.2 specify to the Administrative Agent(which shall so notify the intended recipient(s) thereof) the amount payable on the Loans, or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it, subject to Section 4.2 hereof, may determine to be appropriate).

            (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

            (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

            (f) Any payment of principal or interest on the Loans not paid within ten (10) days after the date such payment is due shall be subject to a late charge equal to five percent (5%) of the amount overdue.

     4.2. PRO RATA TREATMENT.  Except to the extent otherwise provided herein:

            (a) each borrowing of Loans from the Lenders under Section 2.1 hereof shall be made from the Lenders, each payment of commitment fee under Section 2.4 hereof in respect of Commitments shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.3 hereof shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments;

            (b) except as otherwise provided in Section 5.4 hereof, LIBOR Loans having the same Interest Period shall be allocated pro rata among the Lenders according to the amounts of their respective Revolving Credit Commitments (in the case of the making of Loans) or their respective Revolving Credit Loans (in the case of Conversions and Continuations of Loans);

            (c) each payment or prepayment of principal of Revolving Credit Loans by the Company shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and

            (d) each payment of interest on Revolving Credit Loans by the Company shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

      4.3. COMPUTATIONS. Interest on Loans and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed, including the first day but excluding the last day occurring in the period for which payable.

      4.4. MINIMUM AMOUNTS. Except for Conversions or prepayments made pursuant to Section 5.4 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

      4.5. CERTAIN NOTICES. Notices by the Company to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. Boston, Massachusetts time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                  Number of
                                                  Business
    Notice                                        Days Prior
    ------                                        ----------

    Termination or reduction
    of Commitments                                3

    Borrowing or prepayment of,
    or Conversion into,
    Prime Rate Loans                              next Business Day

    Borrowing or prepayment of, Conversions
    into, Continuations
    as, or duration of Interest
    Period for, LIBOR Loans                       3


      Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the amount to be borrowed, Converted, Continued or prepaid (subject to Section 4.4 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.5, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into a Prime Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Prime Rate Loan) will remain as, or (if not then outstanding) will be made as, a Prime Rate Loan.

      4.6. RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender or the Company (the "PAYOR") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent and the Administrative Agent has made the payment to the recipient(s), the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the date of the notice from the Administrative Agent, then the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

            (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.2 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under said Section
      3.2 to pay interest at the Post-Default Rate in respect of the Required Payment; and

            (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.2 hereof (without duplication of the obligation of the Company under Section 3.2 hereof to pay interest on the Required Payment), it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

      4.7. Sharing of Payments, Etc.
           ------------------------

            (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Obligor and of the existence or adequacy of any security therefor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

            (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

            (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

            (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.7 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.7 to share in the benefits of any recovery on such secured claim.

Section 5.  Yield Protection, Etc.
            ---------------------

      5.1. Additional Costs.
           ----------------

            (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

                  (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (excluding any Taxes based on net income or in lieu of net income imposed on such Lender by the jurisdiction in which such Lender has its principal office or its Applicable Lending Office); or

                  (ii) imposes or modifies any reserve, special deposit or
            similar requirements (other than any thereof, including, without limitation, the

            Reserve Requirement, utilized in the determination of the Adjusted LIBO Rate or LIBO Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "LIBO Rate" in Section
            1.1 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

                  (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

If any Lender requests compensation from the Company under this Section 5.1(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue LIBOR Loans, or to Convert Prime Rate Loans into LIBOR Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Prime Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).

            (c) Without limiting the effect of the foregoing provisions of this
      Section 5.1 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or
      (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

            (d) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (c) of this Section 5.1 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; PROVIDED that if (i) any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.1 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.1 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Lender, be disadvantageous to such Lender (including, without limitation, by reason of any economic, legal or regulatory cost or disadvantage that such Lender may bear or suffer by reason of such designation). Each Lender will furnish to the Company a certificate setting forth in reasonable detail the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this Section 5.1. Determinations and allocations by any Lender for purposes of this Section 5.1 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.1, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.1, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.1, shall be conclusive, PROVIDED that such determinations and allocations are made on a reasonable basis.

      5.2. LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Rate for any Interest Period:

            (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Rate" in Section 1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

            (b) the Required Lenders determine which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of "LIBO Rate" in Section 1.1 hereof upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately and accurately reflect the cost to such Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans, to Continue LIBOR Loans or to Convert Prime Rate Loans into

LIBOR Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans or Convert such Loans into Prime Rate Loans in accordance with Section 2.8 hereof.

      5.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.4 hereof shall be applicable).

      5.4. TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Prime Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1 or 5.3 hereof, such Lender's LIBOR Loans shall be automatically Converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1(b) or 5.3 hereof, on such earlier date as is required pursuant to applicable law or regulation and as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.1 or 5.3 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Prime Rate Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Prime Rate Loans, and all Prime Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Prime Rate Loans.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, such Lender's Prime Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

      5.5. COMPENSATION. The Company shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

            (a) any payment, mandatory or optional prepayment or Conversion of a LIBOR Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
      Section 7 hereof to be satisfied) to borrow, Continue or Convert a LIBOR Loan from such Lender on the date for such borrowing, Continuation or Conversion specified in the relevant notice given pursuant to Sections 2.2 and 4.5 hereof.

Without limiting the effect of the preceding sentence, such compensation shall, if so requested, include an amount equal to the product of: (a) the amount so paid, prepaid, Converted or not borrowed times (b) the excess of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein (excluding, however, any Applicable Margin included therein) less
(ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market (for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender), which product shall be multiplied by a fraction the numerator of which is the number of days from the date of such occurrence to the last day of the applicable Interest Period and the denominator of which is 360 days.

Section 6.  Guarantee.
            ---------

      6.1 GUARANTEE. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and each Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or any Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

      6.2. OBLIGATIONS UNCONDITIONAL. The obligations of the Subsidiary Guarantors under Section 6.1 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 6.2 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, any Agent or Agents or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

      6.3. REINSTATEMENT. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify each Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by such Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      6.4. SUBROGATION. Each Subsidiary Guarantor hereby agrees that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement, such Subsidiary Guarantor shall not exercise any right or remedy arising by reason of any performance by such Subsidiary Guarantor of its guarantee in Section 6.1 hereof, whether by subrogation or otherwise, against the Company or any other Obligor or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

      6.5. REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10(g) or (h)) for purposes of Section 6.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 6.1.

      6.6. CONTINUING GUARANTEE. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

      6.7. RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor (an "EXCESS FUNDING GUARANTOR") shall pay Guaranteed Obligations in excess of such Excess Funding Guarantor's Pro Rata Share (as defined below) of such Guaranteed Obligations (such excess payment, an "EXCESS PAYMENT"), each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof), pay to such Excess Funding Guarantor an amount equal to such other Subsidiary Guarantor's Pro Rata Share (such Pro Rata Share, for the purpose of determining the amount due to the Excess Funding Guarantor under this
Section 6.7, to be determined without reference to the Excess Funding Guarantor) of such Excess Payment. The payment obligation of each other Subsidiary Guarantor to an Excess Funding Guarantor under this Section 6.7 shall be subordinate and subject in right of payment to the prior payment in full of the Obligations, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such Excess Payment until payment and satisfaction in full of the Obligations. For the purposes hereof, "PRO RATA SHARE" shall mean, with respect to each Subsidiary Guarantor, the ratio (expressed as a percentage) of (a) the net worth of such Subsidiary Guarantor (determined on an unconsolidated basis in accordance with GAAP as of the last day of the fiscal quarter of such Subsidiary

Guarantor most recently ended prior to the date such Person became a Subsidiary Guarantor) to (b) the sum of the amounts determined pursuant to clause (a) for all of the Subsidiary Guarantors.

      6.8. LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate or partnership law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.1 hereof would otherwise, taking into account the provisions of
Section 6.7 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, any Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.  Conditions Precedent.
            --------------------

      7.1 INITIAL LOAN. The obligation of any Lender to make its initial Loan hereunder is subject to the satisfaction of each of the following conditions (with each document being satisfactory to each Agent and each Lender in form and substance):

            (a) CORPORATE DOCUMENTS. The receipt by the Administrative Agent of
      (i) certified copies of the charter and by-laws (or equivalent constitutional documents) of each Obligor and GSC, (ii) a long-form good standing certificate issued by the Secretary of State of the jurisdiction of incorporation or organization of each Obligor and GSC and (iii) certified copies of all corporate or partnership authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Loan Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and each Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

            (b) OFFICER'S CERTIFICATE. The receipt by the Administrative Agent of a certificate of a senior officer of the Company, dated the Closing Date, to the effect set forth in the first sentence of Section 7.2 hereof.

            (c) BORROWING NOTICE. The receipt by the Administrative Agent of the notice of borrowing required by Sections 2.2 and 4.5 hereof, which notice of borrowing shall specify a borrowing date.

            (d) OPINIONS OF COUNSEL TO THE OBLIGORS. The receipt by the Administrative Agent of an opinion, dated the Closing Date, of Palmer & Dodge, special counsel to the Obligors, substantially in the form of Exhibit B hereto and covering such other matters as any Agent or any Lender may reasonably request.

            (e) NOTES. The receipt by the Administrative Agent of Notes, duly completed and executed for each Lender.

            (f) PLEDGE AGREEMENT. The receipt by the Administrative Agent of the Pledge Agreement in the form of Exhibit F, together with the certificates for all shares of capital stock of Genzyme Securities Corporation pledged thereunder and undated executed stock powers.

            (g) SEARCH RESULTS. The receipt by the Administrative Agent of results satisfactory to the Administrative Agent of UCC, Federal and state tax lien and judgment searches conducted by a search firm acceptable to the Administrative Agent with respect to each Obligor in each jurisdiction specified by the Administrative Agent.

            (h) INSURANCE. The receipt by the Administrative Agent of (i) certificates of insurance evidencing the existence of all insurance required to be maintained pursuant to Section 9.4 hereof and (ii) a certificate of a senior financial officer of the Company stating that the insurance obtained by it in accordance with the requirements of said
      Section 9.4 is in full force and effect and that all premiums then due and payable thereon have been paid.

            (i) REPAYMENT OF EXISTING INDEBTEDNESS. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness (including, without limitation, any contingent or other amounts payable in respect of letters of credit) indicated on Schedule 7.1 hereto that is to be repaid on the Closing Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Required Lenders shall have been made); in addition, the Administrative Agent shall have received from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Administrative Agent shall have requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination satisfactory to the Required Lenders shall have been made).

            (j) NO ADVERSE LITIGATION OR PROCEEDING. The receipt by the Administrative Agent of a certificate of a senior officer of the Company to the effect that, on and as of the Closing Date and except as disclosed in Schedule 8.3 hereto, no litigation or proceeding shall exist or (to the Company's knowledge) be threatened against the Company or any of its Subsidiaries, and, to the Company's knowledge, no law or regulation shall have been proposed (unless withdrawn) that could reasonably be expected to
      (i) have a Material Adverse Effect, (ii) materially and adversely affect the ability of the Obligors to perform their respective obligations under this Agreement or the other Loan Documents, (iii) materially and adversely affect the rights and remedies of the Agents and the Lenders under this Agreement or the Loan Documents or (iv) purport to adversely affect the Revolving Credit Loans or Commitments.

            (k) CONSENTS, ETC. The receipt by the Administrative Agent of a certificate of a senior officer of the Company to the effect that, on and as of the Closing Date, all necessary governmental and third party consents and approvals in connection with the transactions contemplated by this Agreement have been obtained and remain in effect and that all applicable waiting periods have expired.

            (l) PAYMENT OF FEES. The payment by the Company of such fees as the Company shall have agreed to pay or deliver to any Lender or any Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Brown, Rudnick, Freed & Gesmer, special counsel to Fleet in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the making of the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

            (m) OTHER DOCUMENTS. Such other documents as any Agent or any Lender or special counsel to Fleet may reasonably request.

      7.2. INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT. The obligation of any Lender to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder is subject to the further conditions precedent that, both immediately prior to such borrowing or other extension of credit and also after giving effect thereto and to the intended use thereof:

            (a) no Default shall have occurred and be continuing; and

            (b) the representations and warranties made by the Company in
      Section 8 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete in all material respects on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

Section 8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agents and the Lenders that:

         8.1 EXISTENCE. Each of the Company and the Material Subsidiaries: (a) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate, partnership or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except to the extent that the failure to have any such license, authorization, consent or approval would not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

      8.2. FINANCIAL CONDITION. The Company has heretofore furnished to each of the Lenders the audited Consolidated balance sheet of the Company as at December 31, 1995 and the related Consolidated statements of earnings, shareholders' equity and cash flows of the Company for the fiscal year ended on said date, with the report thereon of Coopers & Lybrand, and the unaudited Consolidated balance sheet of the Company as at June 30, 1996, and the related unaudited Consolidated statements of income and cash flows for the period ended on said date. All such financial statements fairly present in all material respects the Consolidated financial position of the Company as at said dates and the Consolidated results of its operations for the fiscal year and period ended on said dates (subject, in the case of such financial statements as at June 30, 1996, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. The Company does not on the date hereof have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets or the notes thereto as at said dates. Since June 30, 1996, there has been no material adverse change in the business, operations or financial condition of the Company from that set forth in said financial statements as at said date.

      8.3. LITIGATION. Except as disclosed in Schedule 8.3 hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company, or any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) be reasonably expected to have a Material Adverse Effect.

      8.4. NO BREACH. The execution and delivery of this Agreement and the Notes and the other Loan Documents, the consummation of the transactions herein and therein contemplated and the compliance with the terms and provisions hereof and thereof do not and will not: (a) conflict with, violate or result in a breach of, or require any consent under the charter or by-laws (or equivalent constitutional documents) of any Obligor; (b) violate or result in a breach of any applicable law or regulation; (c) conflict with, violate or result in a breach of, or require any consent under any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject; (d) constitute a default, or result in the termination of any commitment to extend credit, under any such agreement or instrument; or (e) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument (except for any Lien created by the Pledge Agreement); except to the extent, with respect to the foregoing clauses (c) and (d), any such conflict, violation, breach or default, or the failure to have any such consent, (i) could not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect and (ii) does not and will not result in any liability of the Administrative Agent or any Lender or in the acceleration or required prepayment of any Indebtedness or the termination of any commitments to extend credit.

      8.5. ACTION. Each Obligor has all necessary corporate or partnership power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or partnership action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Loan Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms.

      8.6. APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for approvals, authorizations, consents, filings and registrations that have already been obtained or made.

      8.7. USE OF CREDIT. None of the Obligors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans or other extensions of credit hereunder will be used to buy or carry any Margin Stock.

      8.8. ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section 9.1(e) hereof.

      8.9. TAXES. The Company and its Subsidiaries have filed all income tax returns and all other material tax returns in all jurisdictions in which such returns are required to have been filed by any of them and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments in any material amount payable by any of them pursuant to any assessment received by the Company or any of its Subsidiaries, except for any such taxes and assessments (x) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and (y) with respect to which the Company or one of its Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions in respect of the Company or any of its Subsidiaries.

      8.10. INVESTMENT COMPANY ACT. None of the Obligors is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      8.11. PUBLIC UTILITY HOLDING COMPANY ACT. None of the Obligors is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or an "electric company," within the meaning of Massachusetts General Laws, Chapter 164, as amended.

      8.12. Borrowing Agreements and Liens.
            ------------------------------

            (a) Part A of Schedule 8.12 hereto includes a complete and correct list, as of the date hereof, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the aggregate principal or stated amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or stated amount outstanding or that may become outstanding under each such arrangement is, as of the date hereof, correctly described in Part A of said Schedule 8.12.

            (b) Part B of Schedule 8.12 hereto is a complete and correct list, as of the date hereof, of each Lien securing Indebtedness of any Person the aggregate principal or stated amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is, as of the date hereof, correctly described in said Schedule 8.12.

      8.13. COMPLIANCE WITH LAWS INCLUDING ENVIRONMENTAL AND SAFETY MATTERS. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable federal, state, county and local statutes, laws, rules, regulations, codes and ordinances and orders and directives including, without limitation, all Environmental Laws, health and safety statutes and regulations and specifically the Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, the effect of the non-compliance with which would have a Material Adverse Effect. To the knowledge of the Company, the Company and its Subsidiaries are not subject to any material judicial or administrative proceedings alleging the violation of any applicable law or regulation and neither the Company or its Subsidiaries is the subject of any federal, state or local investigation regarding, among other matters, the Release of any Hazardous Material into the environment, the results of which would reasonably be likely to materially and adversely affect the Company and its Subsidiaries' financial condition, operations, business or prospects, taken as a whole. Neither the Company or its Subsidiaries has any contingent liabilities in connection with any Release of any Hazardous Material into the environment which would reasonably be likely to materially and adversely affect the Company and its Subsidiaries' financial condition, operations, businesses or prospects, taken as a whole.

      8.14. SUBSIDIARIES, ETC. Set forth on Schedule 8.14 hereto is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests except as disclosed in Schedule 8.14 hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 8.14 hereto, and (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable.

      8.15. TITLE TO ASSETS; ETC. The Company and its Subsidiaries own and have on the date hereof good and marketable or merchantable title (subject only to Liens permitted by Section 9.6 hereof) to the material Properties shown to be owned in the audited financial statements referred to in Section 8.2 hereof (other than properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.5 hereof). The Company and its Subsidiaries own and have on the date hereof good and marketable or merchantable title to, or lease, and enjoy on the date hereof peaceful and undisturbed possession of, all material Properties (subject only to Liens permitted by Section 9.6 hereof) that are necessary for the operation and conduct of its businesses.

      8.16. INTELLECTUAL PROPERTY RIGHTS. Except with respect to events or matters which are not reasonably expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries own or license all material Intellectual Property necessary for the conduct of its business as presently conducted; (b) all material agreements pursuant to which the Company and its Subsidiaries license the manufacture, marketing or sale of products employing its Intellectual Property are in full force and effect; (c) no claims, demands, suits, or proceedings are pending or, to the knowledge of the Company and its Subsidiaries, threatened which impair their rights in any material Intellectual Property used in the conduct of their business or any material agreement relating thereto; and (d) the Company and its Subsidiaries have not infringed (without any license therefor) any Intellectual Property of any other Person, and the present conduct of the Company and its Subsidiaries' business does not infringe any such rights in any way which would have a Material Adverse Effect.

      8.17. TRUE AND COMPLETE DISCLOSURE. The reports, financial statements, exhibits, schedules and other documents furnished by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

Section 9. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Lenders and the Agents that, so long as any Commitment, or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

      9.1. FINANCIAL STATEMENTS ETC.: The Company shall deliver to each of the
Lenders:

            (a) as soon as available and in any event within 45 days after the end of the first three quarterly fiscal periods of each fiscal year of the Company, Consolidated statements of earnings, shareholders' equity and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related Consolidated balance sheets of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form, to the extent such figures appear therein, the corresponding Consolidated figures for the corresponding periods in the preceding fiscal year accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said Consolidated financial statements present fairly in all material respects the Consolidated financial position and results of operations of the Company and its Subsidiaries, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

            (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, Consolidated statements of earnings, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year and the related Consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form, to the extent such figures appear therein, the corresponding Consolidated figures for the preceding fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall state that said Consolidated financial statements present fairly in all material respects the Consolidated financial position and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied;

            (c) simultaneously with the delivery of the financial statements required under Section 9.1(a) and (b) above, (i) a copy of the Company's Form 10-Q or 10-K filing made for the periods covered by such financial statements or, if such filings are not available, a brief narrative description of material businesses and financial trends and developments and significant transactions that have occurred in the period or periods covered thereby, together with (ii) a Compliance Certificate as of the date of such financial statements, in the form attached as Exhibit C hereto;

            (d) promptly upon their becoming available, copies of all (i) regular, periodic and special reports that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) pursuant to the Securities Exchange Act of 1934, as amended (ii) financial statements, reports, notices or proxy or other statements sent to shareholders of the Company, and (iii) press releases and other statements generally made available by the Company to the public concerning material developments in the business of the Company;

            (e) as soon as possible and in any event within five (5) days after any officer of Company obtains knowledge thereof: (i) Company's failure to make any required payment to any Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such payment; (ii) the occurrence or expected occurrence of any "reportable event" under ERISA, "prohibited transaction" or "accumulated funding deficiency" with respect to any Plan; (iii) receipt by Company of any notice (A) from a Multiemployer Plan regarding the imposition of withdrawal liability; or
      (B) of the institution, or expectancy of the institution, of any proceeding or any other action which may result in the termination of any Plan, or Company's withdrawal or partial withdrawal from any Plan;

            (f) promptly after the Company knows that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto (a "Notice of Default");

            (g) within thirty (30) days of obtaining knowledge thereof, the Company shall provide Lender with a written notice and reasonable description of any events or conditions which, if they existed and were known to the Company on the date of this Agreement, would have violated the warranty and representation made in Section 8.16 (dealing with Intellectual Property Rights); and

            (h) from time to time such other information regarding the Property, operations, business, financial condition or prospects of the Company or any of its Subsidiaries as any Lender or any Agent may reasonably request.

      9.2. LITIGATION. Promptly after the Company obtains knowledge thereof, the Company will give notice to each Lender of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

9.3.     EXISTENCE, ETC.  The Company:

            (a) will, and will cause each of its Material Subsidiaries to, preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises

      (PROVIDED that nothing in this Section 9.3 shall prohibit any transaction expressly permitted under Section 9.5 hereof);

            (b) will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect;

            (c) will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with generally accepted accounting principles consistently applied, and except for any such tax, assessment, charge or levy the failure to pay which would not have a Material Adverse Effect;

            (d) will, and will cause each Obligor to, maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

            (e) will, and will cause each of its Subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

            (f) will, and will cause each of its Material Subsidiaries to, permit representatives of any Lender or any Agent, upon reasonable advance notice to the Company or such Material Subsidiary and during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); PROVIDED THAT (i) the Agents and the Lenders will endeavor to cooperate with the Company or such Material Subsidiary in order to minimize any interference with its normal business operations that may result from any such inspection and
      (ii) except as otherwise provided in Section 12.3 hereof, all expenses of the Agents and the Lenders in connection with the exercise of their rights under this Section 9.3(f) shall be for their own account.

      9.4. INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

9.5.   Prohibition of Fundamental Changes.
       ----------------------------------


            (a) MERGER, CONSOLIDATION, ETC. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

            (b) ACQUISITIONS. The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person.

            (c) SALE OF ASSETS. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests) other than the sale of inventory in the course of business.

            (d) EXCEPTIONS. Notwithstanding the foregoing provisions of this
      Section 9.5:

                  (i) any Subsidiary of the Company may be merged or
            consolidated with or into, or have its assets liquidated and distributed to, the Company or any other Subsidiary of the Company; PROVIDED that (x) if any such merger or consolidation shall be with the Company, the Company shall be the Person surviving such merger or consolidation, (y) if any such merger or consolidation shall be between any Subsidiary of the Company and a Wholly Owned Subsidiary of the Company, such Wholly Owned Subsidiary shall be the Person surviving such merger or consolidation and (z) if any such merger or consolidation shall be between a Subsidiary Guarantor and a Subsidiary of the Company that is not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving Person, then the continuing or surviving Person shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents;

                  (ii) the Company and its Subsidiaries may acquire any assets used or useful in the lines of business permitted under Section 9.10 or the stock or other equity interests of any Person that is engaged in a line of business permitted to the Company under Section 9.10 or merge any Person that is in a line or lines of business permitted under Section 9.10 with a Subsidiary or a Subsidiary with any such Person (provided that the conditions in the provisos in Section 9.5(d)(i) are satisfied with respect to such merger) provided that at the time of the consummation of any such transaction and after giving effect thereto, the Company shall be in compliance with the covenants in Section 9.9 as of the end of the most recent fiscal quarter or annual period of the Company and the transaction will not be reasonably likely to result in the noncompliance with such financial covenants;

                  (iii) the Company or any of its Subsidiaries may purchase
            inventory and other Property to be sold or used in the ordinary course of business, make Investments permitted by Section 9.8 hereof and make Capital Expenditures in the ordinary course of its business;

                  (iv) the Company or any Subsidiary of the Company may convey, sell, lease, transfer or otherwise dispose of any or all of its Property to the Company or any other Subsidiary of the Company (and the Company or such other Subsidiary may acquire such Property); PROVIDED that if any such conveyance, sale, lease, transfer or other disposition is to a Subsidiary that is not a Subsidiary Guarantor and relates to all or any material part of the Property of the Company or a Subsidiary Guarantor, then the transferee Subsidiary shall have assumed all of the obligations of the Company or such Subsidiary Guarantor hereunder and under the other Loan Documents; and PROVIDED, further, that the Company or such Subsidiary Guarantor shall remain fully obligated as an Obligor hereunder;

                  (v) the Company or any Subsidiary may convey, sell, lease, transfer or otherwise dispose of any non-material Property (of the Company and its Subsidiaries, taken as a whole) including equity interests in any Person and the licensing of patents and product rights; and

                  (vi) the Company or any Subsidiary may lease or sublease any of its real Property.

      9.6. LIMITATION ON LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

            (a) Liens in existence on the date hereof, including, without limitation, Liens required to be listed on Schedule 8.12 (parts A and B) hereto (excluding, however, Liens securing Indebtedness to be repaid with the proceeds of Loans hereunder, as indicated on said Schedule 8.12 (parts A and B), from and after the date of such repayment);

            (b) Liens imposed by any governmental authority for taxes, assessments or charges not in excess of $1,000,000 or not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

            (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained or the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

            (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

            (e) (i) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) Liens arising from a seller's title retention provisions with respect to goods or services acquired in the ordinary course of business;

            (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

            (g) Liens on Property of any Person that becomes a Subsidiary of the Company after the date hereof, PROVIDED that such Liens are in existence at the time such Person becomes a Subsidiary of the Company and were not created in anticipation thereof;

            (h) Liens upon fixed or capital assets to secure purchase money Indebtedness or Capital Lease Obligations of the Company or a Subsidiary; PROVIDED, THAT, (i) such Lien does not extend to or cover any other Property of the Company or such Subsidiary and (ii) such Lien does not secure any Indebtedness other than the Indebtedness so incurred;

            (i) Liens on the Genzyme Tissue Repair manufacturing facility and equipment securing the repayment of Indebtedness permitted under Section 9.7(i);

            (j) Liens on the Genzyme (UK) Limited manufacturing facility and equipment securing the repayment of the Indebtedness permitted under
      Section 9.7(i);

            (k) Liens arising from or upon any judgment or award, provided that such judgment or award is being contested in good faith by proper appeal proceedings, such judgment or award is not secured by any Lien which is not discharged within thirty (30) days, and only so long as execution thereon shall be stayed;

            (l) Liens securing Indebtedness otherwise permitted under Section
      9.7 that does not exceed, in the aggregate, $1,000,000 at any one time outstanding; and

            (m) Liens now or hereafter granted to the Agents or Lenders under the Loan Documents.

      9.7. INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

            (a) Indebtedness to the Lenders hereunder and under the other Loan Documents;

            (b) Indebtedness outstanding on the date hereof including Indebtedness in excess of $1,000,000 that is required to be listed on
      Schedule 8.12 hereto (excluding however, the Indebtedness to be repaid with the proceeds of Loans hereunder, as indicated on said Schedule 8.12, from and after the date of such repayment);

            (c) Indebtedness of (i) Subsidiaries of the Company to the Company,
      (ii) the Company to any of its Subsidiaries or (iii) of Subsidiaries to Subsidiaries;

            (d) Indebtedness constituting Capital Lease Obligations incurred in the ordinary course of Company's or such Subsidiaries' business;

            (e) Indebtedness under or in respect of currency exchange contracts or interest rate protection obligations incurred in the ordinary course of business;

            (f) Indebtedness in connection with performance bonds or letters of credit obtained and issued in the ordinary course of business, including letters of credit related to insurance associated with claims for work-related injuries;

            (g) Subordinated Debt;

            (h) Indebtedness incurred to renew, extend, refinance or refund any Indebtedness expressly permitted by any of the clauses of this Section 9.7; and

            (i) additional Indebtedness of the Company and its Subsidiaries, including Indebtedness incurred to finance the construction of manufacturing facilities and the acquisition of the equipment for the Genzyme Tissue Repair Division and for Genzyme (UK) Limited, up to but not exceeding $35,000,000 at any one time outstanding.

      9.8. INVESTMENTS. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except Investments made in the ordinary course of business of the Company o9.9ts SubFinancial Covenants.uld be permitted under the terms of Section 9.5

      9.9. Financial Covenants.
           -------------------

            (a) CONSOLIDATED QUICK RATIO. The Company will not permit the Consolidated Quick Ratio on the last day of any fiscal quarter of the Company to be less than 1.50 to 1.00 (commencing with the fiscal quarter of the Company ending in December, 1996).

            (b) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Company will not permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Company (commencing with the period of four consecutive fiscal quarters of the Company ending in December, 1996) to be less than the amount set forth below opposite such quarter end.

            Fiscal Quarter Ending In                         Ratio
            ------------------------                         -----

                 December, 1996                           1.25 to 1.00
                   March, 1997                            1.50 to 1.00
                   June, 1997                             1.75 to 1.00
                 September, 1997                          2.00 to 1.00
                 December, 1997                           2.25 to 1.00
                   March, 1998                            2.50 to 1.00
                   June, 1998                             2.75 to 1.00
               September, 1998 and                        3.00 to 1.00
                   thereafter

            (c) CONSOLIDATED FUNDED DEBT TO EBITDA RATIO. The Company will not permit, as of the last day of any fiscal quarter (commencing with the fiscal quarter of the Company ending in December, 1996), the ratio of Consolidated Funded Debt to Consolidated EBITDA of the Company for the period of four consecutive fiscal quarters then ended to exceed 2.25 to
      1.00 at each fiscal quarter end through the fiscal quarter ending in September, 1998, and 2.00 to 1.00 at each fiscal quarter end thereafter.

            (d) CONSOLIDATED TANGIBLE NET WORTH. The Company will not permit the Consolidated Tangible Net Worth on the last day of any fiscal quarter of the Company to be less than the amount set forth below opposite such quarter end:

          Fiscal Quarter Ending In                Amount
          ------------------------                ------

          December, 1996                          $400,000,000
          Each fiscal quarter thereafter   The minimum amount at the end of the
                                           prior fiscal quarter plus 50%
                                           of the Company's Consolidated Net
                                           Income for the current fiscal
                                           quarter (but without taking into
                                           account any Consolidated Net Income
                                           that is less than zero) plus 50% of
                                           the Company's Net Equity Proceeds
                                           received during the current fiscal
                                           quarter.


      9.10. LINES OF BUSINESS. The Company will not, and will not permit any of its Subsidiaries to, engage to any significant extent in any line or lines of business activity other than the biotechnology, pharmaceutical, medical devices, medical products, and medical services and diagnostic services businesses.

      9.11. USE OF PROCEEDS. The Company will use the proceeds of the Loans hereunder to finance transactions permitted under Section 9.5 and to finance the ongoing working capital and other general corporate needs of the Company and its Subsidiaries (in each case, in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934); PROVIDED that neither any Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

      9.12. Certain Obligations Respecting Subsidiaries.
            -------------------------------------------

            (a) Except as permitted under Section 9.5 hereof, the Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Subsidiaries at all times collectively own (subject to no Lien other than the Lien granted under the Pledge Agreement) at least the same percentage of the issued and outstanding shares of each class of stock or other equity ownership interests of each of its Subsidiaries as is collectively owned by the Company and its Subsidiaries on the Closing Date.

            (b) The Company will not, and will not permit any of its Material Subsidiaries to, enter into, after the Closing Date, any indenture, agreement, instrument or other arrangement (other than entering into one or more of the Loan Documents) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or other Investments or the sale, assignment, transfer or other disposition of Property, other than (i) any indenture, agreement, instrument or other arrangement relating to Indebtedness of a Subsidiary of the Company acquired by the Company after the date hereof which was entered into by such Subsidiary prior to the date on which the Company acquired such Subsidiary (and which was not entered into in contemplation of such acquisition), provided that the terms and conditions thereof only relate to such Subsidiary and not the Company or its other Subsidiaries and are no more restrictive than the terms and conditions hereof, (ii) any indenture, agreement, instrument or other arrangement effecting the refinancing of any Indebtedness referred to in clause (i) above so long as the prohibitions and restrictions contained in the documents relating to such refinancing are as a whole no less favorable to the Lenders or the obligor in respect of such Indebtedness than the prohibitions and restrictions contained in the documents relating to the Indebtedness being refinanced, (iii) customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict transfer of rights under the related lease, (iv) restrictions on the transfer of or the granting of Liens on Property of the Company or any of its Subsidiaries subject to a Lien expressly permitted by Section 9.6 hereof securing Indebtedness expressly permitted by Section 9.7 hereof to the extent such restrictions are contained in documents evidencing or relating to such Indebtedness and (v) restrictions on the transfer of Property of the Company or any of its Subsidiaries that is the subject of a disposition expressly permitted by
      Section 9.5 hereof to the extent such restrictions are contained in the documents relating to such disposition.

      9.13. ADDITIONAL SUBSIDIARY GUARANTORS. In the event that the Company shall, after the date of this Agreement, hold or acquire any Material Subsidiary that is not already a Subsidiary Guarantor, the Company will, and will cause each of its other Subsidiaries to, cause such Material Subsidiary (a) to execute and deliver to each Agent and each Lender a joinder agreement in the form of Exhibit D hereto, (b) to execute and deliver to the Administrative Agent and each Lender a written instrument in form and substance satisfactory to the Required Lenders and the Administrative Agent pursuant to which such Material Subsidiary shall become an "Obligor" hereunder and (c) to deliver such proof of corporate action, incumbency of officers, opinions of counsel (it being agreed that any such opinion may be an opinion of internal counsel qualified to practice law in the jurisdiction(s) relevant to such opinion) and other documents as are consistent with those delivered by the Company pursuant to
Section 7.1 hereof or as the Administrative Agent shall have reasonably requested. Upon execution and delivery by such Material Subsidiary of any agreement referred to in the foregoing clauses, each of the representations and warranties in Section 8 hereof with respect to such Material Subsidiary and each Loan Document to which it shall have become a party shall be deemed made by the Company.

      Section 10. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

            (a) The Company shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of or interest on any Loan, provided, however, that as to the non-payment of interest, there shall be a one (1) Business Day grace period without any requirement of notice, but the Company shall not be entitled to such grace period more than once in any consecutive twelve-month period; or

            (b) The Company shall default in the payment of any fee or any other amount (other than principal of or interest on any Loan) payable by it hereunder or under any other Loan Document and such default shall continue unremedied for a period of five (5) days after notice to the Company from the Administrative Agent; or

            (c) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating to at least $1,000,000 (after the expiration of any grace period originally provided for); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

            (d) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or any Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

            (e) (i) The Company shall default in the performance of any of its obligations under any of Sections 9.1(c), 9.1 (e), 9.1(f), 9.5, 9.6, 9.7, 9.9, 9.10, 9.11, 9.12, and 9.13 hereof; or

            (ii) Any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default (if remediable) shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Administrative Agent or any Lender (through the Agent); or

            (f) The Company or any of its Material Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

            (g) The Company or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to convert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) cause or be subject to any event with respect to it which, under the applicable laws of any foreign jurisdiction, has an analogous effect to any of the events specified in the foregoing clauses (i) to (v) or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

            (h) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Material Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Material Subsidiary or of all or any substantial part of its Property, (iii) similar relief in respect of the Company or such Material Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days or (iv) relief with respect to it which, under the applicable laws of any foreign jurisdiction, has an analogous effect to any of the actions specified in foregoing clauses (i) to (iii); or an order for relief against the Company or such Material Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

            (i) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has a claims paying ability rated AA- or better from S&P or a financial strength rating of AA or better from Moody's) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge) or vacated, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (j) An event or condition specified in Section 9.1(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Required Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

            (k) There shall have been asserted against the Company or any of its Subsidiaries an Environmental Claim that, in the judgment of the Required Lenders is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 10 with respect to any Obligor, upon request of the Required Lenders, (A) the Administrative Agent shall, by notice to the Company, terminate the Commitments and they shall thereupon terminate, and (B) the Administrative Agent shall, by notice to the Company declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.5 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this
Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.5 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

      Section 11. The Agents
                  ----------

      11.1. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby appoints and authorizes each Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to each such Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this sentence and in Section 11.5 and the first sentence of Section 11.6 hereof shall include reference to their respective affiliates and their own and their affiliates' officers, directors, employees and agents):

            (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

            (b) shall not be responsible to the Lenders for any recitals, statements, presentations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

            (c) shall not, except to the extent expressly instructed by the Required Lenders, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

            (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence, bad faith or willful misconduct.

Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 12.7(b) hereof).

      11.2. RELIANCE BY AGENTS. Each Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or, if provided herein, in accordance with the instructions given by all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

      11.3. DEFAULTS. No Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that an Agent receives such a notice of the occurrence of a Default, such Agent shall give prompt notice thereof to the other Agent and the Lenders. The Administrative Agent shall (subject to Sections 11.1 and 11.7 hereof) take such action with respect to such Default as shall be directed by the Required Lenders, PROVIDED that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may but shall not be obligated to take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the other Agent and the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

      11.4. RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it, Fleet (and any successor acting as Administrative Agent) and BankBoston (and any successor acting as Documentation Agent) in their capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include any such Agent in its individual capacity. Fleet (and any successor acting as Administrative Agent) and The First National Bank of Boston (and any successor acting as Documentation Agent) and their respective affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if they were not acting as an Agent, and Fleet (and any such successor) and BankBoston (and any such successor) and their respective affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

      11.5. INDEMNIFICATION. The Lenders agree to indemnify each of the Agents (to the extent not reimbursed under Section 12.3 hereof, but without limiting the obligations of the Company under said Section 12.3) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 12.3 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the person to be indemnified.

      11.6. NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. No Agent shall be required to keep itself informed, as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of an Agent or any of their respective affiliates.

      11.7. FAILURE TO ACT. Except for action expressly required of any Agent hereunder and under the other Loan Documents, each Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

      11.8. RESIGNATION OR REMOVAL OF AGENTS. Subject to the appointment and acceptance of a successor Agent as provided below, an Agent may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent to such capacity (and in that connection, so long as no Event of Default shall have occurred and be continuing, subject to the consent of the Company, not to be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent to such capacity, that shall be a bank with a combined capital and surplus of at least $250,000,000 (and in that connection, so long as no Event of Default shall have occurred and be continuing, subject to the consent of the Company, not to be unreasonably withheld or delayed)). Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, (a) such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and (b) the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as an Agent, the provisions of this
Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

      11.9. CONSENTS UNDER OTHER LOAN DOCUMENTS. Except as otherwise provided in
Section 12.5 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Loan Documents, PROVIDED that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein) release any collateral or any Obligor or otherwise terminate any Lien under any Loan Document providing for collateral security, or agree to additional obligations being secured by such collateral security.

Section 12.  Miscellaneous
             -------------

      12.1 WAIVER. No failure on the part of any Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by any Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by any Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

      12.2. NOTICES. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), or, with respect to notices given pursuant to Section 2.3 hereof or Section 4.5 hereof, by telephone, confirmed in writing by telecopier by the close of business on the day the notice is given, delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of any Subsidiary Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

      12.3. EXPENSES, ETC. The Company agrees to pay or reimburse each of the Lenders and each of the Agents for: (a) all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and expenses of Brown, Rudnick, Freed & Gesmer, special counsel to Fleet) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder,
(ii) the syndication of the Commitments and the Loans and (iii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated);
(b) all reasonable out-of-pocket costs and expenses of each of the Lenders and each of the Agents (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.3; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein.

      12.4. INDEMNIFICATION. The Company hereby agrees to indemnify each Agent, each Lender, their affiliates and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by any Agent to any Lender, whether or not any Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify each Agent and each Lender from, and hold each Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of (i) the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), (ii) the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest) or (iii) any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder.

      12.5. AMENDMENTS, ETC.. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Administrative Agent and the Required Lenders, or by the Company and the Administrative Agent acting with the consent of the Required Lenders, and any provision of this Agreement may be waived by the Required Lenders or by the Administrative Agent acting with the consent of the Required Lenders; PROVIDED that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of Section 4.2,
4.7 or 11.9 hereof or this Section 12.5, (vii) modify the definition of the term "Required Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) release any Obligor hereunder, or (ix) waive any of the conditions precedent set forth in Section 7.1 hereof; (b) any modification or supplement of Section 11 hereof shall require the consent of the Administrative Agent; and (c) any modification or supplement of Section 6 hereof shall require the consent of each Subsidiary Guarantor (PROVIDED that any Subsidiary of the Company may become a party to this Agreement as a "Subsidiary Guarantor" hereunder as provided in Section 9.13 hereof).

      12.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      12.7. Assignments and Participations.
            ------------------------------

            (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

            (b) Each Lender may assign any of its Loans, its Note and its Commitment but only with the consent of the Company and the Administrative Agent; PROVIDED THAT

                  (i) no such consent by the Company or the Administrative Agent shall be required in the case of any assignment to another Lender, and no such consent by the Company shall be required in the case of any assignment effected while an Event of Default has occurred and is continuing;

                  (ii) except to the extent the Company and the Administrative
            Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000;

                  (iii) upon each such assignment, the assignor and assignee shall deliver to the Company and the Administrative Agent a Notice of Assignment in the form of Exhibit E hereto; and

                  (iv) no consent required of the Company or the Administrative
            Agent under this Section 12.7(b) shall be unreasonably withheld or delayed.

            Upon execution and delivery by the assignor and the assignee to the Company and the Administrative Agent of such Notice of Assignment and upon the consent thereto by the Company and the Administrative Agent, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company and the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s) and Loans (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment(s) and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $3,000.

            (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant"), except with respect to a Lender as otherwise provided in
      Section 4.7(c) hereof, shall not have any rights or benefits under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitments, and as if such Lender were funding each of such Loan and Commitments in the same way that it is funding the portion of such Loan and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal,
      (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 11.9 or
      12.4 hereof, requires the consent of each Lender.

            (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.7, any Lender may (without notice to the Company, the Administrative Agent or any other Agent or Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans, and Notes to any Federal Reserve Lender as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Lender and (ii) assign all or any portion of its rights under this Agreement and its Loans, and Note to an Affiliate provided that the Company shall not be required to pay anyincrease in the cost of borrowing as a result of such assignment and LIBOR Loans must continue to be made available by such Assignee. Unless the Administrative Agent and the Company shall otherwise consent thereto, no such assignment shall release the assigning Lender from its obligations hereunder.

            (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.13 hereof.

            (f) Anything in this Section 12.7 to the contrary notwithstanding, no Lender may assign or participate any interest in any Commitment or Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries, and the Company shall not, and shall not permit any of its Subsidiaries to, acquire any such interest in any Commitment or Loan, without the prior consent of each Lender.

      12.8. SURVIVAL. The obligations of the Company under Sections 5.1, 5.5, and 12.3 hereof, the obligations of each Subsidiary Guarantor under Section 6.3 hereof, and the obligations of the Lenders under Section 11.5 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of borrowing herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or any Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

      12.9. CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      12.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

      12.11. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be governed by, and construed12.11ccorGoverning Law; Submission to Jurisdiction of The Commonwealth of Massachusetts. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts and of the Superior Court of the Commonwealth of Massachusetts sitting in Suffolk County, and any appellate court in the Commonwealth of Massachusetts, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      12.12. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN

ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.13.   Confidentiality.
         ---------------

      (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement and the other Loan Documents, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

      (b) Each Lender and each Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement and the other Documents, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agents, (iii) to bank examiners, auditors or accountants, (iv) to any other Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or one or more of the Agents is a party in which such Lender or Agent has been required or, in the opinion of its legal counsel, deems it necessary to produce such information,
(vi) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (vii) to any assignee or participant (or prospective assignee or participant) assignee or participant (or prospective assignee or participant); provided, further, that (x) unless specifically prohibited by applicable law or court order, each Lender and each Agent shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information, except when the request is (A) made by any governmental agency or representative thereof or (B) pursuant to legal process and (y) that in no event shall any Lender or any Agent be obligated to return any materials furnished by the Company. The obligations of each Lender under this Section 12.13 shall supersede and replace the obligations of such Lender under the confidentiality letter in respect of this financing signed and delivered by such Lender to the Company prior to the date hereof.

      IT WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as an instrument under seal as of the day and year first above written.

                              GENZYME CORPORATION
                              -------------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address for Notices:

                              Genzyme Corporation
                              One The Mountain Road
                              Framingham, Massachusetts 01701

                              Attention:  Evan M. Lebson, Treasurer

                              Telecopier No.: (508) 872-0827

                              Telephone No.:  (508) _________

                              SUBSIDIARY GUARANTORS
                              ---------------------

                              DEKNATEL SNOWDEN PENCER, INC.
                              -----------------------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address for Notices:

                              c/o Genzyme Corporation
                              One Mountain Road
                              Framingham, MA 01701
                              Attention:  Evan M. Lebson, Treasurer
                              Telecopier No.: (508) 872-0827
                              Telephone No.: (508)

                              ---------------------------------------

                              ---------------------------------------

                              ---------------------------------------

                              DSP WORLDWIDE, INC.

                              By:
                                 ------------------------------------
                                     Title:

                              Address for Notices:
                              --------------------

                              c/o Genzyme Corporation
                              One Mountain Road
                              Framingham, MA 01701
                              Attention:  Evan M. Lebson, Treasurer
                              Telecopier No.: (508) 872-0827
                              Telephone No.: (508)

                              ---------------------------------------

                              ---------------------------------------

                              ---------------------------------------


                              ALLSTON LANDING LIMITED PARTNERSHIP
                              By: Allston Landing Corporation,
                                  its General Partner

                              By:
                                 ------------------------------------
                                     Title:

                              Address for Notices:
                              --------------------

                              c/o Genzyme Corporation
                              One Mountain Road
                              Framingham, MA 01701
                              Attention:  Evan M. Lebson, Treasurer
                              Telecopier No.: (508) 872-0827
                              Telephone No.: (508)

                              ---------------------------------------

                              ---------------------------------------

                              ---------------------------------------

                              ADMINISTRATIVE AGENT
                              --------------------
                              FLEET NATIONAL BANK


                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              Fleet National Bank
                              75 State Street
                              Boston, MA 02109

                              Telecopier No.:  (617) 346-1633
                              Telephone No.:  (617) 346-4668
                              Attention:  High Tech Group

                              Documentation Agent
                              -------------------

                              THE FIRST NATIONAL BANK OF BOSTON


                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              100 Federal Street
                              Mail Stop 010806
                              Boston, MA 02110
                              Telecopier No.:
                              Telephone No.:
                              Attention:  High Tech Division

                              LENDERS
                              -------

Revolving Credit Commitment   FLEET NATIONAL BANK
---------------------------
$35,000,000.00
--------------
                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              Fleet National Bank
                              75 State Street
                              Boston, MA 02109

                              Telecopier No.:  (617) 346-1633
                              Telephone No.:  (617) 346-4668
                              Attention:  High Tech Group

                              Lending Office For All Loans
                              ----------------------------

                              Fleet National Bank
                              75 State Street
                              Boston, MA 02109

                              Telecopier No.:  (617) 346-1633
                              Telephone No.:  (617) 346-4668
                              Attention:  High Tech Group

Revolving Credit Commitment   THE FIRST NATIONAL BANK OF BOSTON
---------------------------
$22,000,000.00
--------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              The First National Bank of Boston
                              100 Federal Street
                              Mail Stop 01-08-04
                              Boston, MA 02110

                              Telecopier No.:  617-434-9820
                              Telephone No.:  617-434-9625
                              Attention:  Commercial Loan Services


                              Lending Office For All Loans:
                              -----------------------------

                              The First National Bank of Boston
                              100 Federal Street
                              Mail Stop 01-08-04
                              Boston, MA 02110

                              Telecopier No.:  617-434-9820
                              Telephone No.:  617-434-9625
                              Attention:  Commercial Loan Services

Revolving Credit Commitment   BANK OF TOKYO-MITSUBISHI TRUST COMPANY
---------------------------
$13,000,000.00
--------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              Bank of Tokyo-Mitsubishi Trust Company
                              125 Summer Street
                              Boston, MA 02110
                              Attention:  Michael J. Cronin

                              Telecopier No.:  617-330-7422
                              Telephone No.:  617-330-1059


                              Lending Office For All Loans:
                              -----------------------------

                              Bank of Tokyo-Mitsubishi Trust Company
                              1251 Avenue of the Americas
                              New York, NY  10116-3138
                              Attention:  Loan Operations Department

                              Telecopier No.:  201-413-8225
                              Telephone No.:  201-413-8515

Revolving Credit Commitment   CREDIT LYONNAIS NEW YORK BRANCH
---------------------------
$13,000,000.00
--------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              Credit Lyonnais New York Branch
                              1301 Avenue of the Americas
                              New York, NY  10019
                              Attention:  David O'Connell

                              Telecopier No.: 617-723-4883
                              Telephone No.: 617-723-2615


                              Lending Office For All Loans:
                              -----------------------------

                              Credit Lyonnais New York Branch
                              1301 Avenue of the Americas
                              New York, NY  10019
                              Attention:  David O'Connell

                              Telecopier No.:  212-459-3187
                              Telephone No.:  212-261-7050

Revolving Credit Commitment   THE FUJI BANK, LIMITED, NEW YORK BRANCH
---------------------------
$13,000,000.00
--------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              The Fuji Bank, Limited, New York Branch
                              Two World Trade Center, 79th Floor
                              New York, NY  10048

                              Telecopier No.:  212-488-8216
                              Telephone No.: 212-898-2065
                              Attention:  Kathleen Barsotti


                              Lending Office For All Loans:
                              -----------------------------

                              The Fuji Bank, Limited, New York Branch
                              Two World Trade Center, 79th Floor
                              New York, NY  10048

                              Telecopier No.:  212-488-8216
                              Telephone No.: 212-898-2065
                              Attention:  Kathleen Barsotti

Revolving Credit Commitment   MELLON BANK, N.A.
---------------------------
$13,000,000.00
--------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              Mellon Bank, N.A.
                              One Boston Place
                              Sixth Floor
                              Boston, MA 02108

                              Telecopier No.:  617-722-3516
                              Telephone No.:  617-722-7994
                              Attention:  Rita C. Long


                              Lending Office For All Loans:
                              -----------------------------

                              Mellon Bank, N.A.
                              3 Mellon Bank Center
                              Room 2303
                              Pittsburgh, PA 15229

                              Telecopier No.:  412-236-2027
                              Telephone No.:  412-234-3699
                              Attention:  Sandra A. Castelli

Revolving Credit Commitment   NATIONSBANK, N.A.
---------------------------
$13,000,000.00
--------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              NationsBank, N.A.
                              101 North Tyron Street, 15th Floor
                              Charlotte, NC  28225

                              Telecopier No.:  704-386-8694
                              Telephone No.:  704-388-1111
                              Attention:  Jacquetta Banks


                              Lending Office For All Loans:
                              -----------------------------

                              NationsBank, N.A.
                              101 North Tyron Street, 15th Floor
                              Charlotte, NC  28225

                              Telecopier No.:  704-386-8694
                              Telephone No.:  704-388-1111
                              Attention:  Jacquetta Banks

Revolving Credit Commitment   REPUBLIC NATIONAL BANK OF NEW YORK
---------------------------
$13,000,000.00
--------------

                              By:
                                 ------------------------------------
                              Title:

                              Address For Notices:
                              --------------------

                              Republic National Bank of New York
                              450 5th Avenue, 25th Floor
                              New York, NY  10018

                              Telecopier No.:  212-525-8370
                              Telephone No.:  212-525-5758
                              Attention:  Patrick Hildreth


                              Lending Office For All Loans:
                              -----------------------------

                              Republic National Bank of New York
                              450 5th Avenue, 25th Floor
                              New York, NY  10018

                              Telecopier No.:  212-525-8370
                              Telephone No.:  212-525-5758
                              Attention:  Patrick Hildreth

Revolving Credit Commitment   ABN AMRO BANK N.V.
---------------------------
$7,500,000.00
-------------

                              By:
                                 ------------------------------------
                                     Title:

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              ABN AMRO Bank N.V.
                              One Post Office Square, 39th Floor
                              Boston, MA 02109

                              Telecopier No.:  617-988-7910
                              Telephone No.:  617-988-7908
                              Attention:  Donna Connolly


                              Lending Office For All Loans:
                              -----------------------------

                              ABN AMRO Bank N.V.
                              One Post Office Square, 39th Floor
                              Boston, MA 02109

                              Telecopier No.:  617-988-7910
                              Telephone No.:  617-988-7908
                              Attention:  Donna Connolly

Revolving Credit Commitment   Bank Leumi Trust Company Of New York
---------------------------
$7,500,000.00
-------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              Bank Leumi Trust Company of New York
                              562 Fifth Avenue
                              New York, NY 10036

                              Telecopier No.:  212-626-1329
                              Telephone No.:  212-626-1376
                              Attention:  John Koenigsberg


                              Lending Office For All Loans:
                              -----------------------------

                              Bank Leumi Trust Company of New York
                              562 Fifth Avenue
                              New York, NY 10036

                              Telecopier No.:  212-626-1329
                              Telephone No.:  212-626-1376
                              Attention:  John Koenigsberg

Revolving Credit Commitment   THE BANK OF NOVA SCOTIA
---------------------------
$7,500,000.00
-------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              The Bank of Nova Scotia
                              600 Peachtree Street, Northeast
                              Atlanta, GA 30308

                              Telecopier No.:  404-888-8998
                              Telephone No.:  404-871-1558
                              Attention:  Ruth Alexander


                              Lending Office For All Loans:
                              -----------------------------

                              The Bank of Nova Scotia
                              600 Peachtree Street, Northeast
                              Atlanta, GA 30308

                              Telecopier No.:  404-888-8998
                              Telephone No.:  404-871-1558
                              Attention:  Ruth Alexander

Revolving Credit Commitment   CITIZENS BANK OF MASSACHUSETTS
---------------------------
$7,500,000.00
-------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              Citizens Bank of Massachusetts
                              55 Summer Street
                              Boston, MA 02110

                              Telecopier No.:  617-422-8854
                              Telephone No.:  617-422-8293
                              Attention:  Anne Forbes Van Nest

                              Lending Office For All Loans:
                              -----------------------------

                              Citizens Bank of Massachusetts
                              55 Summer Street
                              Boston, MA 02110
                              Attention:  Anne Forbes Van Nest

                              Telecopier No.:  617-422-8854
                              Telephone No.:  617-422-8293

Revolving Credit Commitment   CORESTATES BANK, N.A.
---------------------------
$7,500,000.00
-------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              CoreStates Bank, N.A.
                              1339 Chestnut Street
                              P.O. Box 7618
                              Philadelphia, PA  19101-7618

                              Telecopier No.:  215-973-6745
                              Telephone No.:  212-786-2162


                              Lending Office For All Loans:
                              -----------------------------

                              CoreStates Bank, N.A.
                              1339 Chestnut Street
                              P.O. Box 7618
                              Philadelphia, PA  19101-7618

                              Telecopier No.:  215-973-6745
                              Telephone No.:  212-786-2162

REvolving Credit Commitment   CREDIT SUISSE
---------------------------
$7,500,000.00
-------------

                              By:
                                 ------------------------------------
                                     Title:

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              Credit Suisse
                              Tower 49, 12 East 49th Street
                              New York, NY  10017

                              Telecopier No.:  212-238-5441
                              Telephone No.:  212-238-5473
                              Attention:  Andreas Tschopp

                              Lending Office For All Loans:
                              -----------------------------

                              Credit Suisse
                              Tower 49, 12 East 49th Street
                              New York, NY  10017

                              Telecopier No.:  212-238-5441
                              Telephone No.:  212-238-5473
                              Attention:  Andreas Tschopp

Revolving Credit Commitment   KREDIETBANK, N.V.
---------------------------
$7,500,000.00
-------------
                              By:
                                 ------------------------------------
                                     Title:

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              Kredietbank, N.V.
                              125 West 55th Street
                              New York, NY  10019

                              Telecopier No.:  212-956-5580
                              Telephone No.:  212-541-0704
                              Attention:  Robert Surdam

                              Lending Office For All Loans:
                              -----------------------------

                              Kredietbank, N.V.
                              125 West 55th Street
                              New York, NY  10019

                              Telecopier No.:  212-956-5580
                              Telephone No.:  212-541-0704
                              Attention:  Robert Surdam

Revolving Credit Commitment   LTCB TRUST CO.
---------------------------
$7,500,000.00
-------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              LTCB Trust Co.
                              165 Broadway, 49th Floor
                              New York, NY  10006

                              Telecopier No.:  212-608-2371
                              Telephone No.:  212-335-4551
                              Attention:  David Manheim


                              Lending Office For All Loans:
                              -----------------------------

                              LTCB Trust Co.
                              165 Broadway, 49th Floor
                              New York, NY  10006

                              Telecopier No.:  212-608-2371
                              Telephone No.:  212-335-4551
                              Attention:  David Manheim

Revolving Credit Commitment   THE NORTHERN TRUST COMPANY
---------------------------
$7,500,000.00
-------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              The Northern Trust Company
                              50 South LaSalle Street
                              Chicago, IL 60675

                              Telecopier No.:  312-444-3508
                              Telephone No.:  312-444-3504
                              Attention:  James McCall


                              Lending Office For All Loans:
                              -----------------------------

                              The Northern Trust Company
                              50 South LaSalle Street
                              Chicago, IL 60675

                              Telecopier No.:  312-444-3508
                              Telephone No.:  312-444-3504
                              Attention:  James McCall

Revolving Credit Commitment   THE SAKURA BANK, LIMITED
---------------------------
$7,500,000.00
-------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              The Sakura Bank, Limited
                              277 Park Avenue
                              45th Floor
                              New York, NY 10172
                              Attention: Koji Suzuki

                              Telecopier No.:  212-888-7651
                              Telephone No.:  212-756-6814

                              Lending Office For All Loans:
                              -----------------------------

                              The Sakura Bank, Limited
                              277 Park Avenue
                              45th Floor
                              New York, NY 10172
                              Attention: Koji Suzuki

                              Telecopier No.:  212-888-7651
                              Telephone No.:  212-756-6814

Revolving Credit Commitment   THE SANWA BANK, LIMITED
---------------------------
$7,500,000.00
-------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              The Sanwa Bank, Limited
                              Park Avenue Plaza
                              55 East 52nd Street
                              New York, NY  10055

                              Telecopier No.:  212-754-2368
                              Telephone No.:  212-339-6390
                              Attention:  Renko Hara


                              Lending Office For All Loans:
                              -----------------------------

                              The Sanwa Bank, Limited:
                              Park Avenue Plaza
                              55 East 52nd Street
                              New York, NY  10055

                              Telecopier No.:  212-754-2368
                              Telephone No.:  212-339-6390
                              Attention:  Renko Hara

Revolving Credit Commitment   THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH
---------------------------
$7,500,000.00
-------------

                              By:
                                 ------------------------------------
                                     Title:

                              Address For Notices:
                              --------------------

                              The Sumitomo Bank, Limited, New York Branch
                              277 Park Avenue
                              New York, NY 10172
                              Attention: Thomas Miressi

                              Telecopier No.:  212-224-5188
                              Telephone No.:  212-224-4128

                              Lending Office For All Loans:
                              -----------------------------


                              The Sumitomo Bank, Limited, New York Branch
                              277 Park Avenue
                              New York, NY 10172
                              Attention: Thomas Miressi

                              Telecopier No.:  212-224-5188
                              Telephone No.:  212-224-4128

                                                                       EXHIBIT A

                         [Form of Revolving Credit Note]

                                 PROMISSORY NOTE

$______________                                            __________ __, 199_
                                                           Boston, Massachusetts


      FOR VALUE RECEIVED, GENZYME CORPORATION, a Massachusetts corporation (the "COMPANY"), hereby promises to pay to _______________ (the "LENDER"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of Fleet National Bank, Boston, Massachusetts 02109, the principal sum of ________________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Lender.

      This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of ________ __, 1996 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between the Company, the Subsidiary Guarantors party thereto, the Lenders party thereto and Fleet National Bank, as Administrative Agent and The First National Bank of Boston, as Documentation Agent, and evidences Revolving Credit Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

      The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

      Except as permitted by Section 12.7 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

      This Note shall be deemed to be an instrument under seal governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts.

ATTEST:                                GENZYME CORPORATION
                                       By:
------------------------------             --------------------------------
                                       Title:

                       SCHEDULE OF REVOLVING CREDIT LOANS


      This Note evidences Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

------------------------------------------------------------------------------------------------------------
                                                                       Amount
     Date                                                              Paid,
     Made,                                                            Prepaid,
 Continued or  Principal                              Duration of    Continued       Unpaid
   Converted   Amount of  Type of Loan  Interest Rate   Interest         or         Principal     Notation
                 Loan                                    Period      Converted       Amount       Made By
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------


                          EXHIBIT C TO CREDIT AGREEMENT
                          -----------------------------

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------

                             COMPLIANCE CERTIFICATE
                             ----------------------


      This Compliance Certificate is provided pursuant to Section [_______] [________] [________] of that certain Credit Agreement (the "Agreement") dated as of __________, 1996, between Genzyme Corporation ("Company"), the Subsidiary Guarantors party thereto, the Lenders party thereto and Fleet National Bank ("Administrative Agent") and The First National Bank of Boston ("Documentation Agent"). The capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement. The undersigned hereby certifies as follows as of this date:

      1. The representations and warranties made by the Company in the Agreement and by the Company and each Obligor in each certificate, document or financial or other statement furnished under or in connection therewith are true and accurate in all material respects.

      2. The financial information and calculations shown on the attached Schedule A are true and accurate as of the date hereof and the Company is in compliance with the financial covenants set forth in Section 9.9 of the Agreement.

      3. No Default or Event of Default under the Agreement has occurred.

      IN WITNESS WHEREOF, this Certificate has been duly executed and delivered as a sealed instrument at Boston, Massachusetts on this ____ day of ________, 199_.

                                     GENZYME CORPORATION


                                     By:
                                            -----------------------------------
                                        Name:
                                            -----------------------------------
                                        Title:
                                            -----------------------------------

                                   SCHEDULE A
                                   ----------
                                  TO EXHIBIT C
                                  ------------

Section 9.9(a)  Consolidated Quick Ratio
--------------  ------------------------
cash -- $__________

Cash Equivalents -- $___________

Marketable Investments -- $____________

Accounts Receivable -- $___________

Current Liabilities + $50,000,000 -- $____________

Actual Ratio -- ____________

Minimum Ratio -- 1.50 to 1.00

SECTION 9.9(b)  CONSOLIDATED FIXED CHARGE COVERAGE RATIO

Consolidated EBITDA -- $___________

Capital Expenditures -- $____________

Taxes -- $___________

Dividend Payments -- $___________

Interest Expense -- $___________

Actual Ratio -- ___________

Minimum Ratio -- ___________

SECTION 9.9(c)  CONSOLIDATED FUNDED DEBT TO EBITDA RATIO

Consolidated Funded Debt -- $_________

Consolidated EBITDA -- $___________

Actual Ratio -- ___________

Maximum Ratio -- __________

SECTION 9.9(d)  CONSOLIDATED TANGIBLE NET WORTH
--------------  -------------------------------

Consolidated Net Worth  -- $__________

Intangible Assets  -- $__________

Consolidated Tangible Net Worth  -- $__________

Actual Ratio -- __________

Minimum Ratio  -- __________

LEVEL CALCULATION
-----------------

CONSOLIDATED DEBT COVERAGE RATIO
--------------------------------

cash -- $__________

Cash Equivalents -- $__________

Marketable Investments -- $__________

Consolidated Funded Debt -- $__________

Ratio -- __________

CONSOLIDATED FIXED CHARGE COVERAGE RATIO
----------------------------------------

Consolidated EBITDA -- $__________

Capital Expenditures -- $__________

Taxes -- $__________

Dividend Payments -- $__________

Interest Expense -- $__________

Ratio -- __________

Level Period (I, II, III or IV) for Applicable Margin and Applicable Commitment Fee determination:
                  -------------------

                                                                       EXHIBIT D


                           [Form of Joinder Agreement]


      This Joinder Agreement is delivered pursuant to Section 9.13 of the Credit Agreement dated as of ___________________, 1996 (the "CREDIT AGREEMENT") between Genzyme Corporation Incorporated (the "COMPANY"), the Subsidiary Guarantors party thereto, the Lenders party thereto, Fleet National Bank, as Administrative Agent, and The First National Bank of Boston, as Documentation Agent.

      The undersigned hereby agrees to become a "Subsidiary Guarantor" as such term is used in the Credit Agreement and, by virtue of its execution and delivery of this Joinder Agreement, agrees to assume all of the obligations and liabilities of a Subsidiary Guarantor under the Credit Agreement and the other Loan Documents.

      IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed on this _____ day of _____________, _____.


                                     [NAME OF SUBSIDIARY]


                                     By:
                                          -----------------------------------

                                     Title:


                                     Address for Notices:

                                     [Address]

                                                                       EXHIBIT E


                         [Form of Notice of Assignment]

                              NOTICE OF ASSIGNMENT


                                                                       [Date]


Genzyme Corporation
One Mountain Road
Framingham, Massachusetts 01701
Attention:  Mr. Evan M. Lebson, Treasurer

Fleet National Bank,
  as Administrative Agent
75 State Street
Boston, Massachusetts 02109
Attention:  High Tech Group

         Re: Credit Agreement dated as of _________________, 1996 (the "CREDIT AGREEMENT"), between Genzyme Corporation (the "COMPANY"), the Subsidiary Guarantors party thereto, the Lenders party thereto and Fleet National Bank, as Administrative Agent and The First National Bank of Boston, as Documentation Agent

Ladies and Gentlemen:

      We hereby give notice that, effective as of the date hereof, [Name of Assignor] (the "ASSIGNOR") has assigned its rights and obligations with respect to _____% (representing $__________ of the Assignor's outstanding Revolving Credit Commitment and Revolving Credit Loans (such interest in such rights and obligations being hereinafter referred to as the "ASSIGNED INTEREST") under the Credit Agreement to [Name of Assignee] (the "ASSIGNEE"). The Assignee hereby agrees (a) to become a "Lender" pursuant to Section 12.7(b) of the Credit Agreement (if not already a Lender under the Credit Agreement) and (b) to assume all the obligations of the Assignor thereunder with respect to the Assigned Interest.

      The address for notices, Applicable Lender Office(s) and payment instructions for the Assignee are as follows:

                           Address for Notices:

                           ------------------------

                           ------------------------

                           ------------------------

                           Attention:
                           Telephone:
                           Telecopier:

                           Lending Office for Prime Rate
                           Loans and LIBOR Loans:

                           ------------------------

                           ------------------------

                           ------------------------

                           Payment Instructions:

                           ------------------------

                           ------------------------

                           ------------------------

      Please sign and return the enclosed copy of this letter to the undersigned to indicate your receipt hereof, and your consent to or notice of (as applicable) the above-mentioned assignment and assumption, and your agreement to the release of the Assignor from its obligations under the Credit Agreement with respect to the Assigned Interest. As a condition to the effectiveness of the above-mentioned assignment and assumption, the Assignee hereby agrees to pay to the Administrative Agent on the date hereof an assignment fee of $3,000.

                               Very truly yours,

                               [NAME OF ASSIGNOR]


                               By:
                                   ---------------------------
                                      Title


                               [NAME OF ASSIGNEE]


                               By:
                                   ---------------------------
                                      Title


ACKNOWLEDGED OR CONSENTED TO
  (AS APPLICABLE):

GENZYME CORPORATION

By:
   ------------------------
     Title:


FLEET NATIONAL BANK,
  as Administrative Agent


By:
   ------------------------
     Title: